EXHIBIT 23.3

CONSENT OF INDEPENDENT PETROLEUM ENGINEERS

        We hereby consent in this Registration Statement of Vanguard Energy Corporation on Form S-1 of references to our firm, in the context in which they appear, to our reserve estimates as of September 30, 2012 and to Exhibit 99 included in the Registration Statement relating to the Company's proven oil and gas reserves.

NOVA RESOURCE, INC.

By:	/s/ Joseph V. Rochefort
Name: Joseph V. Rochefort
Title: President

January 25, 2013
Dallas, Texas